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                                                                    EXHIBIT 23.4

                     [Letterhead of Ryder Scott Company]

     As independent petroleum engineers, we hereby consent to the incorporation by referenece in this registration statement of Apache Corporation on Form S-4 to our Firm's review of the proved oil and gas reserve quantities of Apache Corporation and of DEKALB Energy Company, as of January 1, 1995, and to all references to our Firm's name and review included in this registration statement of Apache Corporation on Form S-4.



                                        Ryder Scott Company
                                        Petroleum Engineers




Houston, Texas
August 8, 1995